                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A
                               (AMENDMENT NO. 1)



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  April 2, 2001


                           METRO-GOLDWYN-MAYER INC.
            (Exact name of registrant as specified in its charter)

         Delaware                            1-13481                        95-4605850
(State or other jurisdiction         (Commission File Number)            (I.R.S. Employer
    of incorporation)                                                 Identification Number)


2500 Broadway Street, Santa Monica, CA                            90404
 (Address of principal executive offices)                       (Zip Code)


                                 (310) 449-3000
              (Registrant's telephone number, including area code)


                                      None
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

  Enclosed herein as Exhibits EXA and EXB are the audited Combined Financial Statements of the Cable Channels for the years ended December 31, 2000 and 1999, and the unaudited Condensed Combined Financial Statements of the Cable Channels for the three months ended March 31, 2001.

(b)  Pro Forma Financial Information.


                           Metro-Goldwyn-Mayer Inc.
              Pro Forma Condensed Combining Financial Statements


  The following unaudited pro forma condensed combining statement of operations for the year ended December 31, 2000 gives effect to (i) the investment in the Cable Channels (as defined below), (ii) the consummation of the equity offerings and the application of the net proceeds therefrom, and (iii) the additional bank borrowings utilized to finance the investment in the Cable Channels, as if they had occurred on January 1, 2000. The unaudited pro forma condensed combining statement of operations for the quarter ended March 31, 2001 gives effect to such transactions, as if they had occurred on January 1, 2001. The unaudited pro forma condensed consolidated balance sheet at March 31, 2001 gives effect to such transactions, as if they had occurred on March 31, 2001.

  On April 2, 2001, Metro-Goldwyn-Mayer Inc. ("MGM", or "the Company") invested $825,000,000 in cash for a 20 percent interest in two general partnerships which own and operate the American Movie Channel, Bravo, the Independent Film Channel and WE: Women's Entertainment (formerly Romance Classics), collectively referred to as the "Cable Channels". These partnerships were wholly-owned by Rainbow Media Holdings, Inc., a 74 percent subsidiary of Cablevision Systems Corporation. The proceeds of the $825,000,000 investment were used as follows:
(i) $365,000,000 was used to repay bank debt of the partnerships; (ii) $295,500,000 was used to repay intercompany loans from Cablevision and its affiliates; and (iii) $164,500,000 was added to the working capital of the partnerships. The Company financed the investment through the sale of equity securities, which provided aggregate net proceeds of approximately $635,600,000, and borrowings under our credit facilities. The Company is accounting for its investment in the Cable Channels under the equity method of accounting.

  The pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable. The adjustments included in the unaudited pro forma condensed combining financial statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

  The unaudited pro forma condensed combining financial statements are based on the historical financial statements of each of the Company and the Cable Channels and the assumptions and adjustments described in the accompanying notes. The Company believes that the assumptions on which the unaudited pro forma condensed financial statements are based are reasonable. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent what the Company's financial position or results of operations actually would have been if the foregoing transactions occurred as of the dates indicated or what such results will be for any future periods. The unaudited pro forma condensed combining financial statements should be read in conjunction with the Consolidated Financial Statements and the related notes thereto for the Cable Channels included elsewhere in this filing.

                           Metro-Goldwyn-Mayer Inc.
             Pro Forma Condensed Combining Statement of Operations
                         Year Ended December 31, 2000
                       (in thousands, except share data)

                                                                                                            MGM
                                                                       MGM            Pro Forma          Pro Forma
                                                                    Historical       Adjustments         Combined
                                                                    ----------       -----------         --------
Revenues                                                          $  1,237,447      $        -         $  1,237,447

Expenses:
  Film and television production and distribution                    1,019,897               -            1,019,897
  General and administrative expenses                                   89,419               -               89,419
  Severance and related costs                                           (3,715)              -               (3,715)
  Depreciation and non-film amortization                                28,648               -               28,648
                                                                  -------------------------------------------------

      Total expenses                                                 1,134,249               -            1,134,249
                                                                  -------------------------------------------------

Operating income                                                       103,198               -              103,198

Other income (expense):
  Equity in net earnings (losses) of Cable Channels                          -          10,320  (1)         (21,724)
                                                                                          (812) (2)
                                                                                       (37,297) (3)
                                                                                         6,065  (4)
  Interest expense, net of capitalized interest                        (51,425)        (14,986) (5)         (66,411)

  Interest and other income, net                                        12,706               -               12,706

                                                                  -------------------------------------------------
      Total other expense                                              (38,719)        (36,710)             (75,429)
                                                                  -------------------------------------------------

Income from operations before provision for income taxes                64,479         (36,710)              27,769

Income tax provision                                                   (13,480)              -  (6)         (13,480)
                                                                  -------------------------------------------------

Net income                                                        $     50,999      $  (36,710)        $     14,289
                                                                  =================================================

Income per share:
  Basic                                                           $       0.25                         $       0.06
  Diluted                                                         $       0.24                         $       0.06
Weighted average number of common shares outstanding:
  Basic                                                            204,797,589                          236,593,846(7)
  Diluted                                                          210,313,274                          242,109,531(7)

Pro Forma Footnotes (in thousands, except share data)
-----------------------------------------------------

(1) To record MGM share of Cable Channels' reported net income for the year ended December 31, 2000, computed as follows:

          Cable Channels' net income                 $51,599
          MGM equity %                                    20%
                                                     -------
          MGM share of Cable Channels' net income    $10,320
                                                     =======

(2) Represents MGM 20% share of amortization of Cable Channels' identifiable intangible assets of $40,577 over ten years.

(3) Represents amortization of Cable Channels' excess purchase price of $745,942 over a 20 year period.

(4) Represents elimination of MGM 20% share of Cable Channels' interest costs on bank debt repaid with investment proceeds.

(5) Represents interest costs on MGM bank borrowings of $164,500 to finance remaining portion of investment in the Cable Channels after utilitization of equity proceeds, at MGM's effective borrowing rate.

(6) Assumes no provision for income taxes due to MGM's tax loss carryforward position.

(7) Assumes issuances of equity securities and conversion of Series B Preferred Stock of MGM as of beginning of the period, computed as follows;

                                                  Basic         Diluted
                                                  -----         -------

Historical weighted average shares            204,797,589     210,313,274
Common stock issuances                         16,080,590      16,080,590
Conversion of preferred stock                  15,715,667      15,715,667
                                           -------------------------------

Pro forma weighted average shares             236,593,846     242,109,531
                                           ===============================

                           Metro-Goldwyn-Mayer Inc.
             Pro Forma Condensed Combining Statement of Operations
                         Quarter Ended March 31, 2001
                       (in thousands, except share data)

                                                                                                              MGM
                                                                            MGM           Pro Forma        Pro Forma
                                                                        Historical       Adjustments        Combined
                                                                        ----------       -----------       ---------
Revenues                                                                $    343,896   $         -       $     343,896

Expenses:
  Operating                                                                  140,289             -             140,289
  Selling, general and administrative expenses                               205,095             -             205,095
  Depreciation and non-film amortization                                       7,945             -               7,945
                                                                      -------------------------------------------------

      Total expenses                                                         353,329             -             353,329
                                                                      -------------------------------------------------

Operating loss                                                                (9,433)            -              (9,433)

Other income (expense):
  Equity in net earnings (losses) of Cable Channels                                -         3,783  (1)         (4,294)
                                                                                              (203) (2)
                                                                                            (9,324) (3)
                                                                                             1,450  (4)
  Interest expense, net of capitalized interest                               (9,453)       (3,427) (5)        (12,880)

  Interest and other income, net                                               5,777             -               5,777

                                                                      -------------------------------------------------
      Total other expense                                                     (3,676)       (7,721)            (11,397)
                                                                      -------------------------------------------------

Loss from operations before provision for income taxes                       (13,109)       (7,721)            (20,830)

Income tax provision                                                          (4,412)            -  (6)         (4,412)
                                                                       ------------------------------------------------

Net loss before cumulative effect of accounting change                       (17,521)       (7,721)            (25,242)

Cumulative effect of accounting change                                      (382,318)            -            (382,318)
                                                                       ------------------------------------------------

Net loss                                                                $   (399,839)  $    (7,721)      $    (407,560)
                                                                       ================================================

Loss per share:
  Basic and diluted
    Net loss before cumulative effect of accounting change              $      (0.08)                    $       (0.10)
    Cumulative effect of accounting change                                     (1.78)                            (1.60)
                                                                       ----------------                  --------------
    Net loss                                                            $      (1.86)                    $       (1.70)
                                                                       ================                  ==============

Weighted average number of common shares outstanding:
  Basic and diluted                                                      214,935,765                        239,251,668(7)
                                                                       ================                   =============

Pro Forma Footnotes (in thousands, except share data)
-----------------------------------------------------

(1) To record MGM share of Cable Channels' reported net income for the quarter ended March 31, 2001, computed as follows:

          Cable Channels' net income                  $18,915
          MGM equity %                                     20%
                                                      -------
          MGM share of Cable Channels' net income     $ 3,783
                                                      =======

(2) Represents MGM 20% share of amortization of Cable Channels' identifiable intangible assets of $40,577 over ten years.

(3) Represents amortization of Cable Channels' excess purchase price of $745,942 over a 20 year period.

(4) Represents elimination of MGM 20% share of Cable Channels' interest costs on bank debt repaid with investment proceeds.

(5) Represents interest costs on MGM bank borrowings of $164,500 to finance remaining portion of investment in the Cable Channels after utilitization of equity proceeds, at MGM's effective borrowing rate.

(6) Assumes no provision for income taxes due to MGM's tax loss carryforward position.

(7) Assumes issuances of equity securities and conversion of Series B Preferred Stock of MGM as of beginning of the period, computed as follows:


                                       Basic and Diluted
                                       -----------------

Historical weighted average shares        214,935,765
Common stock issuances                      8,600,236
Conversion of preferred stock              15,715,667
                                         ------------
Pro forma weighted average shares         239,251,668
                                         ============

                           Metro-Goldwyn-Mayer Inc.
                  Pro Forma Condensed Combining Balance Sheet
                                March 31, 2001
                       (in thousands, except share data)

                                                                                                            MGM
                                                                          MGM             Pro Forma      Pro Forma
                                         ASSETS                        Historical        Adjustments      Combined
                                         ------                        ----------        -----------      --------
Cash and cash equivalents                                            $     687,051     $  164,500  (1) $    26,551
                                                                                         (825,000) (2)
Accounts and contracts receivable, net                                     431,113              -           431,113
Film and television costs, net                                           2,074,041              -         2,074,041
Investments and advances to affiliates                                      12,966        825,000  (2)      837,966
Property and equipment, net                                                 44,349              -            44,349
Excess of cost over net assets of acquired businesses, net                 527,756              -           527,756
Other assets                                                                35,069              -            35,069
                                                                     ----------------------------------------------

                                                                     $   3,812,345     $  164,500       $ 3,976,845
                                                                     ==============================================

                          LIABILITIES AND STOCKHOLDERS' EQUITY
                          ------------------------------------
Liabilities:
  Bank and other debt                                                $     709,368     $  164,500  (1)      873,868
  Accounts payable and accrued liabilities                                 183,076              -           183,076
  Accrued participants' share                                              236,145              -           236,145
  Income taxes payable                                                      32,522              -            32,522
  Advances and deferred revenues                                            86,576              -            86,576
  Other liabilities                                                         27,320              -            27,320

                                                                     ----------------------------------------------
     Total liabilities                                                   1,275,007        164,500         1,439,507
                                                                     ----------------------------------------------

Stockholders' equity:
  Preferred stock, $.01 par value, 25,000,000 shares authorized,
   15,715,667 shares issued and outstanding, none issued and
   outstanding, as adjusted                                                    157           (157) (3)            -
  Common stock, $.01 par value, 500,000,000 shares authorized,
   223,595,529 shares issued and outstanding, 239,311,196 shares
   issued and outstanding, as adjusted                                       2,236            157  (3)        2,393
  Additional paid- in capital                                            3,712,482              -         3,712,482
  Deficit                                                               (1,165,346)             -        (1,165,346)
  Accumulated other comprehensive income                                   (12,191)             -           (12,191)
                                                                     ----------------------------------------------

     Total stockholders' equity                                          2,537,338              -         2,537,338
                                                                     ----------------------------------------------

                                                                     $   3,812,345     $  164,500       $ 3,976,845
                                                                     ==============================================

Pro Forma Footnotes (in thousands, except share data)
-----------------------------------------------------

(1) To record MGM bank borrowings of $164,500 to partially finance remaining purchase price of Cable Channels.

(2) To record purchase of Cable Channels for $825,000 in cash.

(3) To record the conversion of 15,715,667 shares of Series B Preferred Stock of MGM into common stock on a share-for-share basis.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        METRO-GOLDWYN-MAYER INC.

                                             /s/ Jay Rakow
Dated:  June 18, 2001                   By: __________________________
                                            Jay Rakow
                                            Senior Executive Vice President
                                            and General Counsel

[LOGO]





                        AMERICAN MOVIE CLASSICS COMPANY
                               AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                         Combined Financial Statements

                    Years ended December 31, 2000 and 1999

                  (With Independent Auditors' Report Thereon)

[LOGO]


          1305 Walt Whitman Road
          Suite 200
          Melville, NY 11747-4302



                         Independent Auditors' Report


 The Partners
 American Movie Classics Company and Bravo Company:

 We have audited the accompanying combined balance sheets of American Movie Classics Company (a general partnership) and subsidiaries and Bravo Company (a general partnership) and subsidiaries (collectively, the "Company"), a wholly-owned operation of Rainbow Media Holdings, Inc. as described in note 1, as of December 31, 2000 and 1999, and the related combined statements of operations, partners' deficiency and cash flows for each of the years in the three-year period ended December 31, 2000. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

 We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 As more fully described in note 1, these combined financial statements exclude the financial position and results of operations of certain developmental subsidiaries of Bravo Company (the "Omitted Bravo Subsidiaries") which, in our opinion, should be consolidated with those of the Company. If these subsidiaries were consolidated, total assets would be approximately $531.6 million and $520.7 million, and partners' deficiency would be approximately $179.4 million and $161.4 million, as of December 31, 2000 and 1999, respectively. Additionally, net income (loss) would be approximately $43.2 million, $14.0 million, and $(2.6) million for the years ended December 31, 2000, 1999 and 1998, respectively.

 In our opinion, except for the effects of not consolidating the Omitted Bravo Subsidiaries as described in the preceding paragraph, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company, a wholly-owned operation of Rainbow Media Holdings, Inc., at December 31, 2000 and 1999, and the combined results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                       KPMG LLP

 March 29, 2001

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                            Combined Balance Sheets

                          December 31, 2000 and 1999
                                (in thousands)

                                    Assets                                           2000          1999
                                                                                 -----------   ----------
Current assets:
   Cash                                                                          $        28   $       82
   Trade accounts receivable (less allowance for doubtful
     accounts of $3,227 and $7,986)                                                   56,106       40,734
   Trade accounts receivable-affiliates, net                                          17,420       12,608
   Other receivables-affiliates, net                                                  20,884        4,686
   Note receivable                                                                     4,000           --
   Prepaid expenses and other current assets                                           4,558        1,766
   Current feature film inventory, net                                                61,017       50,068
                                                                                 -----------   ----------
            Total current assets                                                     164,013      109,944

Long-term feature film inventory, net                                                278,502      284,707
Plant and equipment, net                                                              28,407       35,392
Deferred carriage fees, net                                                           17,342       19,756
Deferred costs, net of accumulated amortization of $2,095 and $1,419                   2,629        3,296
Intangible assets, net of accumulated amortization
   of $131,227 and $113,282                                                           54,205       72,150
                                                                                 -----------   ----------
                                                                                 $   545,098   $  525,245
                                                                                 ===========   ==========

                    Liabilities and Partners' Deficiency
Current liabilities:
   Accounts payable                                                              $    36,232   $   34,076
   Accrued payroll and related costs                                                   8,020        7,227
   Other accrued expenses                                                             12,264       10,694
   Accounts payable-affliates, net                                                    15,193       17,653
   Feature film rights payable, current                                               50,946       60,310
   Deferred carriage fees payable                                                      7,081        3,387
   Bank debt, current                                                                 31,322        1,456
   Capital lease obligations, current                                                  3,961        4,133
                                                                                 -----------   ----------
            Total current liabilities                                                165,019      138,936

Bank debt, long-term                                                                 328,000      308,000
Feature film rights payable, long-term                                               197,021      205,734
Capital lease obligations, long-term                                                  17,008       24,793
                                                                                 -----------   ----------
            Total liabilities                                                        707,048      677,463
                                                                                 -----------   ----------
Commitments and contingencies

Partners' deficiency                                                                (161,950)    (152,218)
                                                                                 -----------   ----------
                                                                                 $   545,098   $  525,245
                                                                                 ===========   ==========

See accompanying notes to combined financial statements.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                       Combined Statements of Operations

                 Years ended December 31, 2000, 1999 and 1998
                                (in thousands)


                                                              2000         1999         1998
                                                           ---------    ---------    ---------
Revenues, net (including affiliate amounts
   of $68,708, $62,570, and $43,171)                       $ 359,664    $ 295,525    $ 226,612
                                                           ---------    ---------    ---------
Operating expenses:
   Technical and operating (including affiliate              112,346      102,702       83,531
     amounts of $12,106, $11,773, and $10,946)
   Selling, general and administrative (including            145,677      122,991       98,435
     affiliate amounts of $38,283, $31,299, and $23,021)
   Depreciation and amortization                              25,228       27,686       27,351
                                                           ---------    ---------    ---------

                                                             283,251      253,379      209,317
                                                           ---------    ---------    ---------

        Operating income                                      76,413       42,146       17,295
                                                           ---------    ---------    ---------
Other income (expense):
   Interest expense, net                                     (30,324)     (21,352)     (17,745)
   Gain on sale of programming division                        5,716           --           --
   Miscellaneous, net                                           (206)        (210)         (71)
   Write-off of deferred financing costs                          --       (1,413)          --
                                                           ---------    ---------    ---------

                                                             (24,814)     (22,975)     (17,816)
                                                           ---------    ---------    ---------

        Net income (loss)                                  $  51,599    $  19,171    $    (521)
                                                           =========    =========    =========


See accompanying notes to combined financial statements.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                  Combined Statements of Partners' Deficiency

                 Years ended December 31, 2000, 1999, and 1998
                                (in thousands)


Balance, December 31, 1997                                          $   (49,785)

   Contributions                                                          9,917
   Net loss                                                                (521)
   Distributions                                                        (16,350)
                                                                     ----------

Balance, December 31, 1998                                              (56,739)

   Contributions                                                         10,350
   Net income                                                            19,171
   Distributions                                                       (125,000)
                                                                     ----------

Balance, December 31, 1999                                             (152,218)

   Contributions                                                         12,661
   Net income                                                            51,599
   Distributions                                                        (73,992)
                                                                     ----------

Balance, December 31, 2000                                           $ (161,950)
                                                                     ==========

See accompanying notes to combined financial statements.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                       Combined Statements of Cash Flows

                  Years ended December 31, 2000, 1999 and 1998
                                (in thousands)

                                                                              2000         1999         1998
                                                                           ----------   ----------   ----------
Cash flows from operating activities:
   Net income (loss)                                                       $  51,599    $  19,171    $    (521)
   Adjustments to reconcile net income (loss) to
     net cash provided by operating activities:
        Depreciation and amortization                                         25,228       27,686       27,351
        CSC stock appreciation rights expense allocation                      12,661       10,350        6,417
        Amortization of feature film inventory                                53,398       42,936       46,102
        Amortization of deferred carriage fees                                 6,849        4,606            -
        Amortization and write-off of deferred costs                             918        1,922          453
        Gain on sale of programming division                                  (5,716)           -            -
        Changes in assets and liabilities, net of effect of disposition:
          Trade accounts receivable, net                                     (17,101)     (10,839)      (7,884)
          Trade accounts receivable-affiliates, net                           (4,812)      (1,231)     (10,674)
          Other receivables-affiliates, net                                  (16,198)      (2,562)      (1,325)
          Prepaid expenses and other current assets                           (3,410)       3,536          676
          Feature film inventory                                             (66,510)    (113,050)    (158,836)
          Deferred carriage fees                                              (4,435)     (24,362)           -
          Accounts payable and accrued expenses                                1,003        2,083       10,789
          Accounts payable-affiliates, net                                    (2,460)       6,787        3,417
          Deferred carriage fees payable                                       3,694        3,387            -
          Feature film rights payable                                        (15,663)      52,173      105,371
                                                                           ---------    ---------    ---------
             Net cash provided by operating activities                        19,045       22,593       21,336
                                                                           ---------    ---------    ---------
Cash flows provided by (used in) investing activities:
   Capital expenditures                                                       (3,651)      (5,079)      (3,409)
   Net proceeds from sale of programming division                              8,828            -            -
                                                                           ---------    ---------    ---------
             Net cash provided by (used in) investing activities               5,177       (5,079)      (3,409)
                                                                           ---------    ---------    ---------
Cash flows used in financing activities:
   Proceeds from bank debt                                                   114,225      383,208       43,500
   Repayment of bank debt                                                    (64,359)    (269,292)     (48,761)
   Contribution from RMH                                                           -            -        3,500
   Distributions to partners                                                 (70,000)    (125,000)     (16,350)
   Principal payments on capital lease obligation                             (4,133)      (3,732)      (3,333)
   Financing costs on bank debt                                                   (9)      (2,715)           -
                                                                           ---------    ---------    ---------
             Net cash used in financing activities                           (24,276)     (17,531)     (21,444)
                                                                           ---------    ---------    ---------
Net decrease in cash                                                             (54)         (17)      (3,517)

Cash at beginning of year                                                         82           99        3,616
                                                                           ---------    ---------    ---------
Cash at end of year                                                        $      28    $      82    $      99
                                                                           =========    =========    =========

See accompanying notes to combined financial statements.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)



(1)  Summary of Significant Accounting Policies

     Description of Business

     American Movie Classics Company ("AMCC") and Bravo Company ("Bravo") are general partnerships organized as of January 1, 1987, and January 1, 1980, respectively, under the provisions of New York State Partnership Law. The AMCC partnership will terminate January 1, 2086, unless earlier termination occurs as provided for in AMCC's partnership agreement, and the Bravo partnership will terminate on April 20, 2088, unless earlier termination occurs as provided for in Bravo's partnership agreement, as amended. AMCC and subsidiaries and Bravo and certain subsidiaries (collectively, the "Company") are operated as an integral part of Rainbow Media Holdings, Inc. ("RMH"). RMH is a 74% owned indirect subsidiary of Cablevision Systems Corporation ("CSC").

     The Company produces, markets and distributes the American Movie Classics ("AMC"), Romance Classics, Bravo and Independent Film Channel services to the pay television industry located throughout the United States. Accordingly, the Company considers itself to be operating in a single industry segment. On December 6, 2000, the Romance Classics service was renamed as WE: Women's Entertainment ("WE").

     On January 4, 2001, Bravo assigned its interests in certain developmental subsidiaries, including IFC Productions, LLC, Next Wave Films, LLC, IFC Theatres, LLC and IFC Films, LLC (collectively, the "Omitted Bravo Subsidiaries") to RMH. On January 31, 2001, RMH signed a definitive agreement with Metro-Goldwyn-Mayer, Inc. ("MGM") pursuant to which a subsidiary of MGM will invest $825,000 to acquire a 20% interest in AMCC and Bravo as they existed on such date.

     Principles of Combination and Basis of Presentation

     The accompanying combined financial statements include the accounts of AMCC and its wholly-owned subsidiaries and the accounts of Bravo and its wholly-owned subsidiaries, excluding the Omitted Bravo Subsidiaries, to present the combined financial position and results of operations of the businesses in which MGM acquired a 20% interest, as described above. All significant intercompany transactions and balances are eliminated in combination.

     Revenue Recognition

     The Company recognizes subscriber revenue when programming services are provided to cable television systems or other pay television operators. Advertising revenue is recognized when commercials are telecast.


                                       6                             (Continued)

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

               Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)



     Feature Film Inventory

     Rights to feature film inventory acquired under license agreements along with the related obligations are recorded at the contract value. Costs are amortized on the straight-line basis over the respective license periods throughout the contract term. Film telecast rights to be amortized within one year are classified as current assets while contract amounts payable within one year are classified as current liabilities. License periods generally range from one to three years. Perpetual television exhibition rights acquired under certain purchase agreements were recorded at the present value of the obligations (with the remainder recorded as imputed interest) and were being amortized over a period of eighteen years. On December 14, 2000, the perpetual television exhibition rights purchase agreements were assigned to RMH. The assignment of the net book value of the assets and the related obligations of $3,992 was recorded as a partner distribution.

     Amounts payable subsequent to December 31, 2000, related to feature film rights amount to $50,946 in 2001, $43,436 in 2002, $40,874 in 2003, $34,372
     in 2004, $17,776 in 2005 and $60,563 thereafter. During 1999, the Company reduced feature film inventory and rights payable by approximately $27,000 in connection with an amendment to an existing film license agreement (see note 6).

     Plant and Equipment

     Plant and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation on plant and equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets' useful lives.

     Deferred Carriage Fees

     Deferred carriage fees primarily represent payments to multiple systems operators to guarantee carriage of the services and are amortized over the period of the related guarantee (3 to 5 years).

     Deferred Costs

     Deferred costs consist of costs incurred to obtain debt and costs that represent prepayments to secure transponder space on a satellite. Deferred financing costs are amortized into interest expense over the life of the related debt. Deferred transmission costs are amortized to technical expense over the projected life (12 years) of the satellite.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                     AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)


     Intangible Assets

     Intangible assets established in connection with the acquisition of interests in the Company in 1994 and 1995 consist of affiliation agreements, feature film intangibles and excess costs over fair value of net assets acquired. Affiliation agreements represent the value assigned to agreements with cable systems to carry the AMC service, and are amortized over a 10-year period on the straight-line basis. Feature film intangibles represent the value assigned to agreements with film distributors for the rights to exhibit films on the AMC service, and are amortized over a 6-year period on the straight-line basis. Feature film intangibles were fully amortized during 2000. Excess costs over fair value of net assets acquired are being amortized over a 10-year period on the straight-line basis.

     Income Taxes

     AMCC and Bravo operate as general partnerships; accordingly, their taxable income or loss is included in the tax returns of the individual partners, and the Company makes no provision for income taxes.

     Supplemental Cash Flow Information

     During the years ended December 31, 2000, 1999 and 1998, the Company paid cash interest expense of $31,116, $20,785 and $17,811, respectively. Proceeds from the sale of the Company's Bravo Latin America ("BLA") division during 2000 included $4,000 in the form of a note receivable (see note 2).

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

     The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of

                                       8                             (Continued)

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                           December 31, 2000 and 1999

                            (dollars in thousands)


     the carrying amount of an asset to undiscounted future net cash flows the asset is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Commitments and Contingencies

     Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

     Accounting Standards Issued But Not Yet Adopted

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), establishes comprehensive standards for the recognition and measurement of derivatives and hedging activities. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS 133 will have a material effect on the Company's financial position or results of operations.

(2)  Disposition

     On October 31, 2000 the Company completed the sale of its BLA division for gross proceeds of $13,496, of which $4,000 was in the form of a note receivable. The note receivable, bearing interest at 8.5%, was paid in full in January 2001. In conjunction with the sale, the Company entered into an agreement to cancel both its capital and operating leases on transponders covering this geographic region in 2001. As a result of these cancellations, the Company recognized a loss of approximately $2,686, representing lease termination penalties of $2,562 and periodic rental payments for the period the transponders will not be used. Total payments due for these leases are $3,182, which are payable in 2001 and are included in accrued expenses in the accompanying combined balance sheet at December 31, 2000. After adjusting for the cost of the net assets sold and for the expenses associated with the divestiture, including accrued employee termination benefits of approximately $700 for eight employees, the Company realized a gain of approximately $5,716.

                                       9                             (Continued)

               AMERICAN MOVIE CLASSICS COMPAKY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)

(3)    Plant and Equipment

       Plant and equipment consist of the following:

                                                               December 31            Estimated
                                                          ---------------------
                                                             2000         1999       useful lives
                                                          --------     --------      ------------
          Program, service and test equipment             $ 13,818     $ 11,729      5 to 8 years
          Origination equipment                             33,950       39,644      8 to 12 years
          Furniture and fixtures                             6,126        4,560      5 to 8 years
          Leasehold improvements                             3,134        3,134      Life of lease
                                                          --------     --------
                                                            57,028       59,067
          Less accumulated depreciation
              and amortization                              28,621       23,675
                                                          --------     --------
                                                          $ 28,407     $ 35,392
                                                          ========     ========


(4)    Intangible Assets

       Intangible assets consist of the following:

                                                                December 31,
                                                           --------------------
                                                             2000         1999
                                                           -------      -------
          Affiliation agreements, net of accumulated
            amortization of $93,311 and $78,776           $ 52,135     $ 66,670
          Feature film intangibles, net of accumulated
            amortization of $35,017 and $32,099                  -        2,918
          Excess costs over fair value of net assets
            acquired, net of accumulated amortization
            of $2,899 and $2,407                             2,070        2,562
                                                          --------     --------

                                                          $ 54,205     $ 72,150
                                                          ========     ========

                                       10                       (Continued)

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)



(5)    Bank Debt

       AMCC has a Credit Agreement that matures on March 31, 2006 and consists of a term loan and a revolving loan. On May 12, 1999 the Credit Agreement was amended and restated, increasing the term loan from $124,000 to $225,000 and the revolving loan from $100,000 to $200,000. Borrowings under the Credit Agreement bear interest at varying rates based upon the banks' Base Rate or Eurodollar Rate, depending on the ratio of debt to cash flow, as defined.

       On November 8, 1999, AMCC entered into an interest rate swap agreement with CSC on a notional amount of $105,000, which matures May 13, 2002 whereby AMCC is required to pay a floating rate of interest based on LIBOR in exchange for fixed rate payments of 7.0% through May 8, 2001 and 7.5% from May 8, 2001 though May 13, 2002. AMCC enters into interest rate swap agreements to hedge against interest rate risk, as required by its Credit Agreement, and therefore accounts for these agreements as hedges of floating rate debt, whereby interest expense is recorded using the revised rate, with any fees or other payments amortized as yield adjustments.

       At December 31, 2000 and 1999, the weighted-average interest rate on bank indebtedness approximated 7.9% and 7.6%, respectively. The term loan will begin amortizing March 31, 2001 and requires quarterly amortization payments. The revolving loan does not start to reduce until June 30, 2004. On December 31, 2000 and 1999, $225,000 was outstanding under the term loan, and $130,000 and $83,000 was outstanding under the revolving loan, respectively. Unrestricted and undrawn funds under the credit agreement at December 31, 2000 and 1999 amounted to $70,000 and $117,000, respectively.

       Substantially all of the assets of AMCC have been pledged to secure the borrowings under the Credit Agreement. The Credit Agreement contains various restrictive covenants with which AMCC was in compliance at December 31, 2000. AMCC must pay an annual commitment fee of 0.625% on the aggregate unborrowed balance of the revolver, which was $469 and $629, at December 31, 2000 and 1999, respectively. Amounts payable under the Credit Agreement, including $4,322 payable in 2001 for bank overdrafts, during the five years subsequent to December 31, 2000 are as follows:


             Year ending
             December 31,
             -----------

                2001                $  31,322
                2002                   29,250
                2003                   36,000
                2004                   61,250
                2005                  160,750

                                       11                            (Continued)

                AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                       AND
                         BRAVO COMPANY AND SUBSIDIARIES
                             (General Partnerships)

                     Notes to Combined Financial Statements

                           December 31, 2000 and 1999

                             (dollars in thousands)



(6)    Affiliate Transactions

       The Company distributes programming to the pay television industry under contracts called affiliation agreements. Revenues earned under affiliation agreements with companies owned by or affiliated with CSC for the years ended December 31, 2000, 1999 and 1998 were approximately $68,255, $62,570 and $43,171, respectively.

       Under contractual agreements, CSC provides certain management services to AMCC. These agreements provide for payment, in addition to expense reimbursement, of an aggregate fee of 3.5% of AMCC's gross revenues, as defined. The agreements are automatically renewable every five years at the option of CSC. Pursuant to the terms of these agreements, AMCC was charged management fees of $7,699, $6,832 and $5,710 in 2000, 1999 and 1998, respectively.

       CSC also provides the Company with certain administrative, creative and production services and office facilities. The Company was charged approximately $7,169, $7,289 and $4,839 in 2000, 1999 and 1998,
       respectively, for these services.

       Rainbow Network Communications, an affiliate of the Company, provides certain transmission and production services to the Company. The Company was charged approximately $12,106, $11,773 and $10,946 in 2000, 1999 and 1998, respectively, for these services.

       RMH provides the Company with certain administrative and computer services, and office facilities. The Company was charged approximately $10,754, $6,828 and $6,055 in 2000, 1999 and 1998, respectively, for these services.

       During 1999 and 1998, AMCC provided certain administrative, creative and production services to various affiliates. The affiliates were charged $1,155 and $913 for the years ended December 31, 1999 and 1998, respectively, for these services, which was recorded as a reduction to operating expenses.

       During 1999, CSC entered into a new affiliation agreement with a service provider that resulted in higher rates per subscriber charged to CSC than those under the previous agreement. As part of the negotiations, the service provider agreed to amend the existing film license agreement with the Company with both reduced license fees and a revised list of film titles licensed. Since the Company received the benefit of CSC's negotiations in the form of discounted license fees, CSC charged the Company $10,000, which was treated as a cost to acquire the rights to the revised list of film titles and classified as feature film inventory.

                                                                     (Continued)

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)



       RMH pays the Company for advertising revenue earned in connection with an agreement between RMH and a third party entered into during 2000. Such revenues were $453 for the year ended December 31, 2000.

       CSC charges the Company for its proportionate share of costs related to CSC Stock Appreciation Rights (SARs) granted to employees of the Company. For the years ended December 31, 2000, 1999 and 1998, the Company was charged approximately $12,661, $10,350 and $6,417, respectively, for its proportionate share of CSC SAR expenses. Such charges are included in administrative expenses in the accompanying combined statements of operations. As the costs of all CSC SAR grants are borne solely by CSC, such amounts are reflected as partner contributions.


(7)    Benefit Plans

       CSC sponsors a cash balance pension plan and a 401(k) savings plan in which the Company and its subsidiaries participate. In connection with the cash balance plan, CSC charges the Company for credits made into an account established for each participant. Such credits are based upon a percentage of eligible base pay and a market-based rate of return. The Company also makes matching contributions for a portion of employee voluntary contributions to the 401(k) savings plan. Total expense related to these plans was approximately $543, $500 and $429 for the years ended December 31, 2000, 1999 and 1998, respectively. The Company does not provide post retirement benefits for any of its employees.


(8)    Leases

       The Company leases transponder space on several satellites and certain facilities under operating lease agreements that expire at various dates through 2006. Rent expense for operating leases amounted to approximately $4,096, $2,994 and $2,923 for the years ended December 31, 2000, 1999 and
       1998, respectively. The following is a schedule of future minimum lease payments for operating leases as of December 31, 2000, excluding the operating lease cancelled in conjunction with the sale of BLA (see note
       2):

                                                                     (Continued)

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                           December 31,2000 and 1999

                            (dollars in thousands)

              Year ending
              December 31,
              ------------

                  2001                                $  2,787
                  2002                                   2,044
                  2003                                   2,047
                  2004                                   2,016
                  2005                                   1,848
                  Thereafter                             1,800
                                                      --------

                  Total minimum lease payments        $ 12,542
                                                      ========

The Company leases transponder space on satellites under capital leases that expire at various dates through 2006. At December 31, 2000 and 1999, the gross amount of equipment and related accumulated amortization recorded under capital leases was as follows:

                                            2000           1999
                                         ----------      ---------

Origination equipment                    $   33,218      $  38,912
Less accumulated amortization               (15,680)       (13,483)
                                         ----------      ---------

                                         $   17,538      $  25,429
                                         ==========      =========

Future minimum capital lease payments as of December 31, 2000, excluding the capital lease cancelled in conjunction with the sale of BLA (see note 2), are:

Year ending December 31,
------------------------

     2001                              $  5,880
     2002                                 5,880
     2003                                 5,880
     2004                                 5,520
     2005                                 1,560
     Thereafter                           1,560
                                       --------

       Total minimum lease payments      26,280

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)

           Less amount representing interest (10%)        $  5,311
                                                          --------

           Present value of net minimum
              capital lease payments                        20,969

           Less current installments                         3,961
                                                          --------

           Obligations under capital leases, excluding
              current installments                        $ 17,008
                                                          ========

(9)  Commitments and Contingencies

     The Company has entered into various contracts with the Omitted Bravo Subsidiaries and RMH to license films for pay television programming beginning in 2001. Maximum future cash payments required under these contracts as of December 31, 2000 are as follows:

               Year ending
               December 31,
               ------------

                  2001                       $  9,490
                  2002                          9,990
                  2003                         10,240
                  2004                         10,240
                  2005                         10,240
                  Thereafter                    3,430
                                             --------

                                             $ 53,630
                                             ========

     Broadcast Music, Inc. ("BMI"), an organization which licenses the performance of the musical compositions of its affiliated composers, authors and publishers, has alleged that the Company needs a license to exhibit programs containing musical compositions in BMI's catalog and that continued use requires a license. In June 1992, the Company and BMI entered into a written license agreement covering the period January 1, 1990 through June 30, 1993, pursuant to which BMI agreed to an interim fee of 0.3% of net revenues. This agreement was extended several times and is currently extended on a month-to-month basis, terminable by either party on thirty days prior written notice.

                                                                     (Continued)

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)


BMI agreed to treat as final all payments made by the Company for the period commencing on the launch date of each service and ending June 30, 1992. However, commencing with July 1, 1992, the license fees payable by the Company are subject to retroactive adjustment either at such time as the Federal Rate Court reaches a final determination or the parties reach final agreement.

On November 4, 1997, the Company requested a license from BMI covering public performances of music by WE and its affiliated distributors from the date of launch of WE. BMI, in response, had indicated that WE is licensed as of the date of that correspondence at an interim fee equaling 0.3% of WE's net revenues. That interim fee is subject to retroactive adjustment in the same manner as pertains to the license arrangements with BMI for the AMC service. BMI has indicated that it is willing to discuss an appropriate retroactive license fee back to the date of launch. Those discussions have not yet concluded.

The American Society of Composers, Authors and Publishers ("ASCAP"), another organization which licenses the performance of the musical compositions of its members, has also alleged that the Company needs a license to exhibit programs containing musical compositions in its catalog and that continued use requires a license. The subject of the fees to be paid to ASCAP and the manner in which they will be paid has been submitted to a Federal Rate Court in New York and is still pending. By submitting the matter to the Federal Rate Court, the Company has been licensed by ASCAP for periods subsequent to March 6, 1989, at an interim fee of 0.3% of net revenues per year. The interim fee is subject to retroactive adjustment when the Federal Rate Court reaches a final decision. In addition, ASCAP has sought payments for license fees for part or all of the period from January 1, 1986 to March 6, 1989.

On November 4, 1997, the Company requested from ASCAP a license covering the use of public performances of ASCAP music by WE and its affiliated distributors from the launch date of that service. ASCAP has agreed to license WE on an interim basis at the rate of 0.3% of WE's net revenues. That interim fee is subject to retroactive adjustment in the same manner as pertains to the license arrangements with ASCAP for the AMC service.

In addition, the Company is a party to various lawsuits arising out of the ordinary conduct of its business.

Management believes that the settlement of the above matters will not have a material adverse effect on the financial position of the Company.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES
                            (General Partnerships)

                    Notes to Combined Financial Statements

                          December 31, 2000 and 1999

                            (dollars in thousands)


(10) Concentrations of Credit Risk

     During 2000, 1999 and 1998, the Company had three customers that collectively accounted for approximately 40% of net revenues in each year, and approximately 42% and 49% of the Company's net trade receivable balances at December 31, 2000 and 1999, respectively, including those due from affiliates, which exposes the Company to a concentration of credit risk.

(11) Disclosures about the Fair Value of Financial Instruments

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgement, and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

     Cash, Trade Accounts Receivable, Trade Accounts Receivable-Affiliates, Other Receivables-Affiliates, Accounts Payable, Accrued Expenses, Accounts Payable-Affiliates

     The carrying amount approximates fair value due to the short-term maturity of these instruments.

     Bank Debt

     The estimated fair value of the Company's bank debt approximates its carrying value based on current rates offered to the Company for instruments of the same remaining maturity.

     Interest Rate Cap Agreement

     At December 31, 2000 and 1999, the fair value of the outstanding cap agreement was $840 (net receivable position) and $599 (net receivable position), respectively. Fair value was obtained from a dealer quote. This value represents the estimated amount the Company would receive to terminate the agreement, taking into consideration current interest rates and the current creditworthiness of the counterparty.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES

                       CONDENSED COMBINED BALANCE SHEET

                                MARCH 31, 2001
                                (in thousands)
                                  (unaudited)

ASSETS

Current assets:

      Cash                                                       $      12
      Trade accounts receivable (less allowance for doubtful
         accounts of $4,378)                                        60,673
      Trade accounts receivable-affiliates, net                     18,317
      Other receivables-affiliates, net                              6,687
      Prepaid expenses and other current assets                      7,947
      Current feature film inventory, net                           57,134
                                                                 ---------

      Total current assets                                         150,770

Long-term feature film inventory, net                              274,267
Plant and equipment, net                                            26,904
Deferred carriage fees, net                                         15,739
Deferred costs, net of accumulated amortization of $2,264            2,461
Intangible assets, net of accumulated amortization of $135,468      50,460
                                                                 ---------

                                                                 $ 520,601
                                                                 =========

LIABILITIES AND PARTNERS' DEFICIENCY

Current liabilities:
      Accounts payable                                           $  25,988
      Accrued payroll and related costs                              6,069
      Other accrued expenses                                        11,177
      Accounts payable-affiliates, net                               8,934
      Feature film rights payable, current                          49,563
      Deferred carriage fees payable                                 7,320
      Bank debt, current                                            27,965
      Capital lease obligations, current                             4,061
                                                                 ---------

      Total current liabilities                                    141,077

Bank debt, long-term                                               333,687
Feature film rights payable, long-term                             180,306
Capital lease obligations, long-term                                15,956
                                                                 ---------

      Total liabilities                                            671,026

Commitments and contingencies

Partners' deficiency                                              (150,425)
                                                                 ---------

                                                                 $ 520,601
                                                                 =========

    See accompanying notes to condensed combined financial statements.

               AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                      AND
                        BRAVO COMPANY AND SUBSIDIARIES

                  CONDENSED COMBINED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 2001
                                (in thousands)
                                  (unaudited)


Revenues, net                                           $ 104,423
                                                        ---------
Operating expenses:
        Technical and operating                            33,340

        Selling, general and administrative                39,364

        Depreciation and amortization                       5,569
                                                        ---------

                                                           78,273
                                                        ---------

        Operating income                                   26,150
                                                        ---------

Other income (expense):
        Interest expense, net                              (7,250)
        Miscellaneous, net                                     15
                                                        ---------

                                                           (7,235)
                                                        ---------

Net income                                              $  18,915
                                                        =========



See accompanying notes to condensed combined financial statements.

                AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                       AND
                         BRAVO COMPANY AND SUBSIDIARIES

             CONDENSED COMBINED STATEMENT OF PARTNERS' DEFICIENCY

                        THREE MONTHS ENDED MARCH 31, 2001
                                 (in thousands)
                                   (unaudited)


Balance, December 31, 2000                                            $(161,950)

              Contributions                                              10,994
              Net income                                                 18,915
              Distributions                                             (18,384)
                                                                      ---------

Balance, March 31, 2001                                               $(150,425)
                                                                      =========

See accompanying notes to condensed combined financial statements.

                AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                       AND
                         BRAVO COMPANY AND SUBSIDIARIES

                  CONDENSED COMBINED STATEMENT OF CASH FLOWS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                 (in thousands)
                                   (unaudited)



Net cash provided by operating activities                             $   7,086
                                                                      ---------

Cash flows used in investing activities:
          Capital expenditures                                             (321)
                                                                      ---------

Cash flows used in financing activities:
          Proceeds from bank debt                                       425,000
          Repayment of bank debt                                       (422,670)
          Contributions from partners                                     9,766
          Distributions to partners                                     (17,925)
          Principal payments on capital lease obligations                  (952)
                                                                      ---------

                     Net cash used in financing activities               (6,781)
                                                                      ---------

Net decrease in cash                                                        (16)

Cash at beginning of period                                                  28
                                                                      ---------

Cash at end of period                                                 $      12
                                                                      =========

      See accompanying notes to condensed combined financial statements.

                AMERICAN MOVIE CLASSICS COMPANY AND SUBSIDIARIES
                                       AND
                         BRAVO COMPANY AND SUBSIDIARIES
                             (General Partnerships)

               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                (in thousands)
                                  (unaudited)




Note 1. Basis of Presentation
        ---------------------

     The accompanying unaudited condensed combined financial statements include the accounts of American Movie Classics Company and its wholly-owned subsidiaries and the accounts of Bravo Company and its wholly-owned subsidiaries (collectively, the "Company") to reflect the combined financial position and results of operations of the companies in which Metro-Goldwyn-Mayer Inc. ("MGM") acquired an interest, as described below. All significant intercompany transactions and balances are eliminated in combination. Interim financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete year-end financial statements.

Note 2.   Cash Flows
          ----------

     The Company paid cash interest expense of approximately $7,437 for the three months ended March 31, 2001.

Note 3.   Subsequent Events
          -----------------

     On April 2, 2001, MGM acquired a 20% interest in the Company for $825,000 in cash.